February 2025

Pricing Supplement No. 6,840

Registration Statement Nos. 333-275587; 333-275587-01

Dated February 28, 2025

Filed pursuant to Rule 424(b)(2)

Morgan Stanley Finance LLC

Structured Investments

Opportunities in U.S. Equities

Jump Equity-Linked Partial Principal at Risk Securities with Auto-Callable Feature due March 2, 2028

Based on the Value of the S&P® 500 Futures 40% Intraday 4% Decrement VT Index

Fully and Unconditionally Guaranteed by Morgan Stanley

The Jump Equity-Linked Partial Principal at Risk Securities with Auto-Callable Feature, which we refer to as the securities, are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”) and are fully and unconditionally guaranteed by Morgan Stanley. The securities will pay no interest, provide for a minimum payment amount of only 95% of principal at maturity and have the terms described in the accompanying product supplement, index supplement and prospectus, as supplemented and modified by this document. The securities will be automatically redeemed if the index closing value on any annual determination date is greater than or equal to the redemption threshold level, for an early redemption payment that will increase over the term of the securities and that will correspond to a return of approximately 9.10% per annum, as described below. No further payments will be made on the securities once they have been redeemed. At maturity, if the securities have not previously been redeemed and the final index value is greater than or equal to the initial index value, investors will receive the stated principal amount plus a fixed positive return, as set forth below. However, if the securities are not automatically redeemed prior to maturity and the final index value is less than the initial index value, investors will lose 1% for every 1% decline of the final index value from the initial index value, subject to the minimum payment amount. Investors may lose up to 5% of the stated principal amount of the securities.

The securities are for investors who are willing to risk 5% of their principal and to forgo current income in exchange for the repayment of at least 95% of principal at maturity and the possibility of receiving an early redemption payment or payment at maturity greater than the stated principal amount if the underlying index closes at or above the redemption threshold level or above the initial index value, as applicable, on an annual determination date. Investors will not participate in any appreciation of the underlying index. The securities are securities issued as part of MSFL’s Series A Global Medium-Term Notes program.

The S&P® 500 Futures 40% Intraday 4% Decrement VT Index (the “underlying index”) is a rules-based, long-only index that was developed by S&P® Dow Jones Indices LLC and was established on August 30, 2024. The underlying index employs a rules-based quantitative strategy that consists of a risk-adjusted approach based on volume-weighted average prices (“VWAPs”) of E-Mini S&P 500 Futures (the “futures contract”) and is rebalanced on an intraday basis. The strategy includes an overall volatility-targeting feature, and the underlying index is subject to a 4.0% per annum daily decrement.

The underlying index was developed to provide rules-based exposure to unfunded, rolling positions in the futures contract, with a maximum exposure to the futures contract of 400%.

On any day on which the level of the index is calculated (an “index calculation day”), the closing level of the underlying index will equal the sum of the cumulative return of the futures contract from the previous index calculation day to the current index calculation day (the “cumulative futures contract return”) and the closing level of the underlying index on the previous index calculation day minus a 4.0% per annum daily decrement.

For more information see “Annex A—S&P® 500 Futures 40% Intraday 4% Decrement VT Index” below and “Risk Factors—Risks Relating to the Underlying Index” below.All payments on the securities, including the payment of the minimum payment amount at maturity, are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment. These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

FINAL TERMS
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Issue price:	$1,000 per security (see “Commissions and issue price” below)
Stated principal amount:	$1,000 per security
Aggregate principal amount:	$725,000
Pricing date:	February 28, 2025
Original issue date:	March 5, 2025 (3 business days after the pricing date)
Maturity date:	March 2, 2028
Interest:	None
Underlying index:	S&P® 500 Futures 40% Intraday 4% Decrement VT Index
Early redemption:

If, on any annual determination date (other than the final determination date), the index closing value of the underlying index is greater than or equal to the redemption threshold level, the securities will be automatically redeemed for the applicable early redemption payment on the related early redemption date. No further payments will be made on the securities once they have been redeemed.

Early redemption payment:	The early redemption payment will be an amount in cash per stated principal amount (corresponding to a return of approximately 9.10% per annum) for each annual determination date, as follows:
1st determination date: $1,091 2nd determination date: $1,182
No further payments will be made on the securities once they have been redeemed.
Redemption threshold level:	2,523.62, which is 100% of the initial index value
Payment at maturity:

If the securities have not previously been redeemed, you will receive at maturity a cash payment as follows:

●If the final index value is greater than or equal to the initial index value:

$1,273

●If the final index value is less than the initial index value:

$1,000 × (final index value / initial index value), subject to the minimum payment amount

Under these circumstances, the payment at maturity will be less than the stated principal amount of $1,000 per security by an amount that is proportionate to the percentage decline of the underlying index. However, under no circumstances will the payment due at maturity be less than the minimum payment amount of $950 per security.

Minimum payment amount:	$950 per security (95% of the stated principal amount). You could lose up to 5% of the stated principal amount of the securities.
Estimated value on the pricing date:	$945.00 per security. See “Investment Summary” beginning on page 3.
Commissions and issue price:	Price to public	Agent’s commissions (1)	Proceeds to us(2)
Per security	$1,000	$37.50	$962.50
Total	$725,000	$27,187.50	$697,812.50

(1)Selected dealers and their financial advisors will collectively receive from the agent, MS & Co., a fixed sales commission of $37.50 for each security they sell. See “Supplemental information regarding plan of distribution; conflicts of interest.” See “Supplemental information regarding plan of distribution; conflicts of interest.” For additional information, see “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement for equity-linked partial principal at risk securities.

(2)See “Use of proceeds and hedging” on page 18.

The securities involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 8.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying product supplement, index supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement, index supplement and prospectus, each of which can be accessed via the hyperlinks below. When you read the accompanying product supplement and index supplement, please note that all references in such supplements to the prospectus dated November 16, 2023, or to any sections therein, should refer instead to the accompanying prospectus dated April 12, 2024 or to the corresponding sections of such prospectus, as applicable. Please also see “Additional Terms of the Securities” and Additional Information About the Securities” at the end of this document.

As used in this document, “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Product Supplement for Equity-Linked Partial Principal at Risk Securities dated November 16, 2023     Index Supplement dated November 16, 2023

Prospectus dated April 12, 2024

Morgan Stanley Finance LLC

Jump Equity-Linked Partial Principal at Risk Securities with Auto-Callable Feature due March 2, 2028

Based on the Value of the S&P® 500 Futures 40% Intraday 4% Decrement VT Index

Terms continued from previous page:
Index percent change:	(final index value – initial index value) / initial index value
Initial index value:	2,523.62, which is the index closing value on the pricing date
Final index value:	The index closing value on the final determination date
Determination dates:	1st determination date: March 3, 2026 2nd determination date: February 26, 2027 Final determination date: February 28, 2028
The determination dates are subject to postponement for non-index business days and certain market disruption events.
Early redemption dates:	The third business day following the relevant determination date
CUSIP:	61778CS22
ISIN:	US61778CS229
Listing:	The securities will not be listed on any securities exchange.
Agent:	Morgan Stanley & Co. LLC (“MS & Co.”), an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley. See “Supplemental information regarding plan of distribution; conflicts of interest.”

February 2025 Page 2

Morgan Stanley Finance LLC

Jump Equity-Linked Partial Principal at Risk Securities with Auto-Callable Feature due March 2, 2028

Based on the Value of the S&P® 500 Futures 40% Intraday 4% Decrement VT Index

Investment Summary

Jump Equity-Linked Partial Principal at Risk Securities with Auto-Callable Feature

The Jump Equity-Linked Partial Principal at Risk Securities with Auto-Callable Feature due March 2, 2028 Based on the Value of the S&P® 500 Futures 40% Intraday 4% Decrement VT Index (the “securities”) provide investors:

◼the repayment of at least 95% of principal at maturity, subject to our credit risk

◼the possibility of receiving an early redemption payment or payment at maturity greater than the stated principal amount if the underlying index closes at or above the redemption threshold level or above the initial index value, as applicable, on an annual determination date

At maturity, if the securities have not previously been redeemed and the underlying index has depreciated or has not appreciated at all, you will receive a payment equal to or less than the stated principal amount of $1,000 per security by an amount proportionate to the decline in the underlying index as of the final determination date, subject to the minimum payment amount of $950 per security.

All payments on the securities, including any early redemption payment and the repayment of principal at maturity, are subject to our credit risk.

Maturity:	Approximately 3 years
Interest:	None
Automatic early redemption annually, beginning after one year:

If, on any annual determination date, the index closing value of the underlying index is greater than or equal to the redemption threshold level, the securities will be automatically redeemed for the early redemption payment on the related early redemption date. No further payments will be made on the securities once they have been redeemed.

	●1st determination date:	March 3, 2026
	●2nd determination date:	February 26, 2027
	Final determination date:	February 28, 2028
Redemption threshold level:	2,523.62, which is 100% of the initial index value
Early redemption payment:	The early redemption payment will be an amount in cash per stated principal amount (corresponding to a return of approximately 9.10% per annum) for each annual determination date, as follows:
	●1st determination date:	$1,091
	●2nd determination date:	$1,182
Payment at maturity:

If the securities have not previously been redeemed, you will receive at maturity a cash payment as follows:

●If the final index value is greater than or equal to the initial index value:

$1,273

●If the final index value is less than the initial index value:

$1,000 × (final index value / initial index value), subject to the minimum payment amount

Minimum payment amount:	$950 per security (95% of the stated principal amount). You could lose up to 5% of the stated principal amount of the securities.

February 2025 Page 3

Morgan Stanley Finance LLC

Jump Equity-Linked Partial Principal at Risk Securities with Auto-Callable Feature due March 2, 2028

Based on the Value of the S&P® 500 Futures 40% Intraday 4% Decrement VT Index

The original issue price of each security is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the securities, which are borne by you, and, consequently, the estimated value of the securities on the pricing date is less than $1,000. We estimate that the value of each security on the pricing date is $945.00.

What goes into the estimated value on the pricing date?

In valuing the securities on the pricing date, we take into account that the securities comprise both a debt component and a performance-based component linked to the underlying index. The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlying index, instruments based on the underlying index, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the securities?

In determining the economic terms of the securities, including the early redemption payment amounts and the minimum payment amount, we use an internal funding rate, which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the securities would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the securities?

The price at which MS & Co. purchases the securities in the secondary market, absent changes in market conditions, including those related to the underlying index, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlying index, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the securities, and, if it once chooses to make a market, may cease doing so at any time.

February 2025 Page 4

Morgan Stanley Finance LLC

Jump Equity-Linked Partial Principal at Risk Securities with Auto-Callable Feature due March 2, 2028

Based on the Value of the S&P® 500 Futures 40% Intraday 4% Decrement VT Index

Key Investment Rationale

The Jump Equity-Linked Partial Principal at Risk Securities with Auto-Callable Feature offer investors potential returns based on the performance of the underlying index and provide for the repayment of 95% of the stated principal amount if the securities are held to maturity. They are for investors who are willing to risk 5% of their principal and to forgo current income in exchange for the repayment of at least 95% of principal at maturity and the possibility of receiving an early redemption payment or payment at maturity greater than the stated principal amount if the underlying index closes at or above the redemption threshold level or above the initial index value, as applicable, on an annual determination date.

The following scenarios are for illustrative purposes only to demonstrate how an automatic early redemption payment or the payment at maturity (if the securities have not previously been redeemed) are calculated, and do not attempt to demonstrate every situation that may occur.

Minimum Payment Amount of 95% of Principal at Maturity	The securities provide for the minimum payment amount of 95% of principal if held to maturity, subject to our creditworthiness.
Scenario 1: The securities are redeemed prior to maturity

Starting on March 3, 2026, when the underlying index closes at or above the redemption threshold level on any annual determination date, the securities will be automatically redeemed for the early redemption payment on the related early redemption date, corresponding to a return of approximately 9.10% per annum. Investors do not participate in any appreciation of the underlying index.

Scenario 2: The securities are not redeemed prior to maturity, and investors receive a positive return at maturity

This scenario assumes that the underlying index closes below the redemption threshold level on each annual determination date. Consequently, the securities are not redeemed prior to maturity. On the final determination date, the underlying index closes above the initial index value. At maturity, investors will receive a cash payment per security equal to $1,273. Investors do not participate in any appreciation of the underlying index.

Scenario 3: The securities are not redeemed prior to maturity, and investors lose some of their investment at maturity

This scenario assumes that the underlying index closes below the redemption threshold level on each annual determination date. Consequently, the securities are not redeemed prior to maturity. On the final determination date, the underlying index closes at or below the initial index value. At maturity, investors will receive a cash payment that is less than the stated principal amount of $1,000 per security by an amount proportionate to the decline in the underlying index as of the final determination date, subject to the minimum payment amount of $950 per security (95% of the stated principal amount).

February 2025 Page 5

Morgan Stanley Finance LLC

Jump Equity-Linked Partial Principal at Risk Securities with Auto-Callable Feature due March 2, 2028

Based on the Value of the S&P® 500 Futures 40% Intraday 4% Decrement VT Index

Hypothetical Examples

The following hypothetical examples are for illustrative purposes only. Whether the securities are redeemed prior to maturity will be determined by reference to the index closing value of the underlying index on each annual determination date, and the payment at maturity, if the securities are not redeemed early, will be determined by reference to the index closing value on the final determination date. The actual initial index value is set forth on the cover of this document. Some numbers appearing in the examples below have been rounded for ease of analysis. All payments on the securities are subject to our credit risk. The below examples are based on the following terms:

Stated Principal Amount:	$1,000
Hypothetical Initial Index Value:	2,000
Redemption Threshold Level:	2,000, which is 100% of the hypothetical initial index value
Early Redemption Payment:	The early redemption payment will be an amount in cash per stated principal amount (corresponding to a return of approximately 9.10% per annum) for each annual determination date, as follows:
●1st determination date: $1,091 ●2nd determination date: $1,182
No further payments will be made on the securities once they have been redeemed.
Payment at Maturity:

If the securities have not previously been redeemed, you will receive at maturity a cash payment as follows:

●If the final index value is greater than or equal to the initial index value:

$1,273

●If the final index value is less than the initial index value:

$1,000 × (final index value / initial index value), subject to the minimum payment amount

Minimum payment amount:	$950 per security (95% of the stated principal amount)

Automatic Call:

Example 1 — the securities are redeemed following the second determination date (which occurs in February 2027)

Date	Index Closing Value	Payment (per security)
1st Determination Date	1,600 (below the redemption threshold level, securities are not redeemed)	--
2nd Determination Date	2,400 (at or above the redemption threshold level, securities are automatically redeemed)	$1,182

In this example, the index closing value on the first determination date is below the redemption threshold level, and the index closing value on the second determination date is at or above the redemption threshold level. Therefore the securities are automatically redeemed on the second early redemption date. Investors will receive $1,182 per security on the related early redemption date, corresponding to an annual return of approximately 9.10%. No further payments will be made on the securities once they have been redeemed, and investors do not participate in the appreciation of the underlying index.

February 2025 Page 6

Morgan Stanley Finance LLC

Jump Equity-Linked Partial Principal at Risk Securities with Auto-Callable Feature due March 2, 2028

Based on the Value of the S&P® 500 Futures 40% Intraday 4% Decrement VT Index

Payment at Maturity

In the following examples, the index closing value on each annual determination date is less than the redemption threshold level, and, consequently, the securities are not automatically redeemed prior to, and remain outstanding until, maturity.

Example 1 — the final index value is above the initial index value

Date	Index Closing Value	Payment (per security)
1st Determination Date	1,400 (below the redemption threshold level, securities are not redeemed)	--
2nd Determination Date	1,600 (below the redemption threshold level, securities are not redeemed)	--
Final Determination Date	2,200 (above the redemption threshold level)	Payment at maturity = $1,273

In this example, the index closing value is below the redemption threshold level on each of the determination dates before the final determination date, and therefore the securities are not redeemed prior to maturity. On the final determination date, the underlying index has appreciated 10% from the hypothetical initial index value. At maturity, investors receive the stated principal amount plus a fixed positive return of 27.30%. Because the underlying index has appreciated from the hypothetical index value, the payment at maturity is $1,273 per security. Investors do not participate in any appreciation of the underlying index.

Example 2 — the final index value is below the initial index value by 5% or less

Date	Index Closing Value	Payment (per security)
1st Determination Date	1,100 (below the redemption threshold level, securities are not redeemed)	--
2nd Determination Date	1,200 (below the redemption threshold level, securities are not redeemed)	--
Final Determination Date	1,960 (at or below the redemption threshold level)	Payment at maturity = $1,000 × (final index value / initial index value), subject to the minimum payment amount

In this example, the index closing value is below the applicable redemption threshold level on each of the determination dates before the final determination date, and therefore the securities are not redeemed prior to maturity. On the final determination date, the final index value is below the initial index value, and accordingly, investors receive a payment at maturity that is less than the stated principal amount of $1,000 per security by an amount proportionate to the decline in the underlying index as of the final determination date, subject to the minimum payment amount of $950 per security. Because the underlying index has declined by 2%, investors receive a payment at maturity of $980 per security, or 98% of the stated principal amount.

Example 3 — the final index value is below the initial index value by 5% or more

Date	Index Closing Value	Payment (per security)
1st Determination Date	1,100 (below the redemption threshold level, securities are not redeemed)	--
2nd Determination Date	1,200 (below the redemption threshold level, securities are not redeemed)	--
Final Determination Date	1,600 (at or below the redemption threshold level)	Payment at maturity = $950

In this example, the index closing value is below the redemption threshold level on each of the determination dates before the final determination date, and therefore the securities are not redeemed prior to maturity. On the final determination date, the final index value is below the initial index value, and accordingly, investors receive a payment at maturity that is less than the stated principal amount of $1,000 per security by an amount proportionate to the decline in the underlying index as of the final determination date, subject to the minimum payment amount of $950 per security. Because the underlying index has declined by 20%, investors receive the minimum payment amount of $950 per security.

February 2025 Page 7

Morgan Stanley Finance LLC

Jump Equity-Linked Partial Principal at Risk Securities with Auto-Callable Feature due March 2, 2028

Based on the Value of the S&P® 500 Futures 40% Intraday 4% Decrement VT Index

Risk Factors

This section describes the material risks relating to the securities. For further discussion of these and other risks you should read the section entitled “Risk Factors” in the accompanying product supplement, index supplement and the accompanying prospectus. You should also consult with your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

Risks Relating to an Investment in the Securities

◼The securities do not pay interest and provide for a minimum payment amount of only 95% of principal. The terms of the securities differ from those of ordinary debt securities in that the securities do not pay interest and provide for a minimum payment amount of only 95% of principal at maturity. As the securities do not pay any interest, if the securities have not been automatically redeemed prior to maturity and the underlying index does not appreciate sufficiently over the term of the securities, the overall return on the securities (the effective yield to maturity) may be less than the amount that would be paid on a conventional debt security of ours of comparable maturity. If the securities are not automatically redeemed prior to maturity and the final index value is less than the initial index value, investors will lose 1% for every 1% decline of the final index value from the initial index value, subject to the minimum payment amount. Investors may lose up to 5% of the stated principal amount of the securities.

◼The appreciation potential of the securities is limited by the fixed early redemption payment or payment at maturity specified for each determination date. The appreciation potential of the securities is limited to the fixed early redemption payment specified for each determination date if the underlying index closes at or above its respective redemption threshold level on any annual determination date, or to the fixed upside payment at maturity if the securities have not been redeemed and the final index value of each underlying index is at or above its redemption threshold level. In all cases, you will not participate in any appreciation of the underlying index, which could be significant.

◼If the securities are automatically redeemed prior to maturity, the appreciation potential of the securities is limited by the fixed early redemption payment specified for each of the first two annual determination dates. If the securities are automatically redeemed following any annual determination date, the appreciation potential of the securities is limited to the fixed early redemption payment specified for each such determination date. No further payments will be made on the securities once they have been redeemed, and you will not participate in any appreciation of the underlying index if the securities are redeemed early.

◼The automatic early redemption feature may limit the term of your investment to as short as approximately one year. If the securities are redeemed early, you may not be able to reinvest at comparable terms or returns. The term of your investment in the securities may be limited to as short as approximately one year by the automatic early redemption feature of the securities. If the securities are redeemed prior to maturity, you may be forced to invest in a lower interest rate environment and may not be able to reinvest at comparable terms or returns.

◼The market price of the securities will be influenced by many unpredictable factors. Several factors will influence the value of the securities in the secondary market and the price at which MS & Co. may be willing to purchase or sell the securities in the secondary market, including the value of the underlying index at any time, the volatility (frequency and magnitude of changes in value) of the underlying index, dividend rates on the securities underlying the indices referenced by the futures contracts, interest and yield rates in the market, time remaining until the securities mature, geopolitical conditions and economic, financial, political, regulatory or judicial events that affect the futures contracts or securities markets generally and which may affect the value of the underlying index and any actual or anticipated changes in our credit ratings or credit spreads. Generally, the longer the time remaining to maturity, the more the market price of the securities will be affected by the other factors described above. The value of the underlying index may be, and has recently been, volatile, and we can give you no assurance that the volatility will lessen. See “S&P® 500 Futures 40% Intraday 4% Decrement VT Index Overview” below. You may receive less, and possibly significantly less, than the stated principal amount per security if you try to sell your securities prior to maturity.

February 2025 Page 8

Morgan Stanley Finance LLC

Jump Equity-Linked Partial Principal at Risk Securities with Auto-Callable Feature due March 2, 2028

Based on the Value of the S&P® 500 Futures 40% Intraday 4% Decrement VT Index

◼The securities are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the securities. You are dependent on our ability to pay all amounts due on the securities at maturity and therefore you are subject to our credit risk. The securities are not guaranteed by any other entity. If we default on our obligations under the securities, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the securities prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the securities.

◼As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

◼The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the securities in the original issue price reduce the economic terms of the securities, cause the estimated value of the securities to be less than the original issue price and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the securities in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the securities in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the securities less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlying index, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

◼The estimated value of the securities is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the securities than those generated by others, including other dealers in the market, if they attempted to value the securities. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your securities in the secondary market (if any exists) at any time. The value of your securities at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price of the securities will be influenced by many unpredictable factors” above.

February 2025 Page 9

Morgan Stanley Finance LLC

Jump Equity-Linked Partial Principal at Risk Securities with Auto-Callable Feature due March 2, 2028

Based on the Value of the S&P® 500 Futures 40% Intraday 4% Decrement VT Index

◼Investing in the securities is not equivalent to investing in the underlying index. Investing in the securities is not equivalent to investing in the underlying index, the futures contracts or the component stocks of the indices referenced by the futures contracts. As an investor in the securities, you will not have voting rights or rights to receive dividends or other distributions or any other right with respect to component stocks of the indices referenced by the futures contracts.

◼The securities will not be listed on any securities exchange and secondary trading may be limited. Accordingly, you should be willing to hold your securities for the entire 3-year term of the securities. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. MS & Co. may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time. When it does make a market, it will generally do so for transactions of routine secondary market size at prices based on its estimate of the current value of the securities, taking into account its bid/offer spread, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Since other broker-dealers may not participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which MS & Co. is willing to transact. If, at any time, MS & Co. were to cease making a market in the securities, it is likely that there would be no secondary market for the securities. Accordingly, you should be willing to hold your securities to maturity.

◼The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the securities. As calculation agent, MS & Co. will determine the initial index value and the final index value, and will calculate the amount of cash you will receive at maturity. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events and the selection of a successor index or calculation of the index closing value in the event of a discontinuance of the underlying index. These potentially subjective determinations may adversely affect the payout to you at maturity. For further information regarding these types of determinations, see “Description of Equity-Linked Securities—Supplemental Redemption Amount,” “—Calculation Agent and Calculations,” “—Alternate Exchange Calculation in the Case of an Event of Default” and “—Discontinuance of Any Underlying Index; Alteration of Method of Calculation” in the accompanying product supplement for equity-linked securities. In addition, MS & Co. has determined the estimated value of the securities on the pricing date.

◼Hedging and trading activity by our affiliates could potentially adversely affect the value of the securities. One or more of our affiliates and/or third-party dealers expect to carry out hedging activities related to the securities (and to other instruments linked to the underlying index, the futures contracts or the component stocks of the indices referenced by the futures contracts), including trading in the futures contracts and the stocks that constitute the indices referenced by the futures contracts as well as in other instruments related to the underlying index. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final determination date approaches. Some of our affiliates also trade the stocks that constitute the indices referenced by the futures contracts and other financial instruments related to the underlying index on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date could potentially increase the initial index value, and, therefore, could increase the values at or above which the underlying index must close on the determination dates so that the securities are redeemed prior to maturity for the early redemption payment, and the value above which the underlying index must close on the final determination date (if the securities are not redeemed prior to maturity) so that investors do not suffer a loss on their initial investment in the securities. Additionally, such hedging or trading activities during the term of the securities, including on the determination dates, could adversely affect the closing value of the underlying index on the determination dates, and, accordingly, whether we redeem the securities prior to maturity and the amount of cash an investor will receive at maturity.

February 2025 Page 10

Morgan Stanley Finance LLC

Jump Equity-Linked Partial Principal at Risk Securities with Auto-Callable Feature due March 2, 2028

Based on the Value of the S&P® 500 Futures 40% Intraday 4% Decrement VT Index

Risks Relating to the Underlying Index

◼No assurance can be given that the investment strategy used to construct the underlying index will achieve its intended results or that the underlying index will be successful or will outperform any alternative index or strategy that might reference the futures contracts. No assurance can be given that the investment strategy on which the underlying index is based will be successful or that the underlying index will outperform any alternative strategy that might be employed with respect to the futures contracts. The underlying index has been developed based on predetermined rules that may not prove to be advantageous or successful, and that will not be adjusted for market conditions.

◼The decrement of 4% per annum will adversely affect the performance of the underlying index in all cases, whether the underlying index appreciates or depreciates. The underlying index includes a decrement feature, whereby 4% per annum is deducted daily from the level of the underlying index. The level of the underlying index will track the performance of an index from which no such decrement is deducted, and as a result, the underlying index will underperform the tracked index in all cases. The level of the underlying index may decline even if the prices of the futures contract increase. Because of the deduction of the decrement, the underlying index will underperform the performance of an identical index without such a decrement feature.

◼The underlying index is subject to risks associated with the use of significant leverage. At times, the underlying index will use significant leverage in an effort to achieve its target volatility. When the underlying index employs leverage, any declines in the prices of the futures contracts will be magnified, resulting in accelerated losses.

◼The underlying index may not be fully invested. The underlying index is rebalanced on an intraday basis, meaning that it is rebalanced several times a day. When such rebalancing occurs, the underlying index’s exposure to the futures contract will be less than 100% when the implied volatility of the futures contract is above 40%. If the underlying index’s exposure to the futures contract is less than 100%, the underlying index will not be fully invested, and any uninvested portion will earn no return. The underlying index may be significantly uninvested on any given day, and will realize only a portion of any gains due to appreciation of the futures contract on any such day. Additionally, the 4.0% per annum decrement is deducted daily, even when the underlying index is not fully invested.

◼The underlying index was established on August 30, 2024 and therefore has very limited operating history. The performances of the underlying index and some of the component data have been retrospectively simulated for the period from January 1, 2020 to August 29, 2024. As such, performance for periods prior to the establishment of the underlying index has been retrospectively simulated by Morgan Stanley & Co. LLC on a hypothetical basis. A retrospective simulation means that no actual investment which allowed a tracking of the performance of the underlying index existed at any time during the period of the retrospective simulation. The methodology and the underlying index used for the calculation and retrospective simulation of the underlying index has been developed with the advantage of hindsight. In reality, it is not possible to invest with the advantage of hindsight and therefore this historical performance is purely theoretical and may not be indicative of future performance.

◼As the underlying index is new and has very limited historical performance, any investment in the underlying index may involve greater risk than an investment in an index with longer actual historical performance and a proven track record. All information regarding the performance of the underlying index prior to August 30, 2024 is hypothetical and back-tested, as the underlying index did not exist prior to that time. It is important to understand that hypothetical back-tested index performance information is subject to significant limitations, in addition to the fact that past performance is never a guarantee of future performance. In particular:

oS&P® Dow Jones Indices LLC developed the rules of the underlying index with the benefit of hindsight - that is, with the benefit of being able to evaluate how the underlying index rules would have caused the underlying index to perform had it existed during the hypothetical back-tested period.

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Morgan Stanley Finance LLC

Jump Equity-Linked Partial Principal at Risk Securities with Auto-Callable Feature due March 2, 2028

Based on the Value of the S&P® 500 Futures 40% Intraday 4% Decrement VT Index

oThe hypothetical back-tested performance of the underlying index might look different if it covered a different historical period. The market conditions that existed during the historical period covered by the hypothetical back-tested index performance information in this security are not necessarily representative of the market conditions that will exist in the future.

oIt is impossible to predict whether the underlying index will rise or fall. The actual future performance of the underlying index may bear little relation to the historical or hypothetical back-tested levels of the underlying index.

◼Higher future prices of the futures contracts to which the Index is linked relative to its current prices may adversely affect the value of the underlying index and the value of the securities. The futures contract is currently listed for trading on the Chicago Mercantile Exchange. As the futures contract approaches expiration, it is replaced by a contract that has a later expiration. Thus, for example, a contract purchased and held in September may specify a December expiration. As time passes, the contract expiring in December is replaced by a contract for delivery in March. This process is referred to as “rolling.” If the market for these contracts is (putting aside other considerations) in “backwardation,” where the prices are lower in the distant delivery months than in the nearer delivery months, the sale of the December contract would take place at a price that is higher than the price of the March contract, thereby creating a “roll yield.” While many futures contracts have historically exhibited consistent periods of backwardation, backwardation will most likely not exist at all times. It is also possible for the market for these contracts to be in “contango.” Contango markets are those in which the prices of contracts are higher in the distant delivery months than in the nearer delivery months. The presence of contango and absence of backwardation in the market for these contracts could result in negative “roll yields,” which could adversely affect the value of the underlying index, and, accordingly, the value of the securities.

◼Suspensions or disruptions of market trading in futures markets could adversely affect the price of the securities. Securities markets and futures markets are subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets, the participation of speculators and government regulation and intervention. In addition, U.S. futures exchanges and some foreign exchanges have regulations that limit the amount of fluctuation in futures contract prices which may occur during a single business day. These limits are generally referred to as “daily price fluctuation limits” and the maximum or minimum price of a contract on any given day as a result of these limits is referred to as a “limit price.” Once the limit price has been reached in a particular contract, no trades may be made at a different price. Limit prices have the effect of precluding trading in a particular contract or forcing the liquidation of contracts at disadvantageous times or prices. These circumstances could adversely affect the value of the underlying index, and, therefore, the value of the securities.

◼Legal and regulatory changes could adversely affect the return on and value of your securities. Futures contracts and options on futures contracts, including those related to the underlying index, are subject to extensive statutes, regulations, and margin requirements. The Commodity Futures Trading Commission, commonly referred to as the “CFTC,” and the exchanges on which such futures contracts trade, are authorized to take extraordinary actions in the event of a market emergency, including, for example, the retroactive implementation of speculative position limits or higher margin requirements, the establishment of daily limits and the suspension of trading. Furthermore, certain exchanges have regulations that limit the amount of fluctuations in futures contract prices that may occur during a single five-minute trading period. These limits could adversely affect the market prices of relevant futures and options contracts and forward contracts.

◼Adjustments to the underlying index could adversely affect the value of the securities. The publisher of the underlying index can add, delete or substitute the underlying futures contracts, and can make other methodological changes required by certain events relating to the underlying stocks, such as stock dividends, stock splits, spin-offs, rights offerings and extraordinary dividends, that could change the value of the underlying index. Any of these actions could adversely affect the value of the securities. The publisher of the underlying index may also discontinue or suspend calculation or publication of the underlying index at any time. In these circumstances, MS & Co., as the calculation agent, will have the sole discretion to substitute a successor index that is comparable to the discontinued index. MS & Co. could have an economic interest that is different than that of investors in the securities insofar as, for example, MS & Co. is permitted to consider indices that are calculated and published by MS & Co. or any of its affiliates.

February 2025 Page 12

Morgan Stanley Finance LLC

Jump Equity-Linked Partial Principal at Risk Securities with Auto-Callable Feature due March 2, 2028

Based on the Value of the S&P® 500 Futures 40% Intraday 4% Decrement VT Index

S&P® 500 Futures 40% Intraday 4% Decrement VT Index Overview

The S&P® 500 Futures 40% Intraday 4% Decrement VT Index (the “underlying index”) is a rules-based, long-only index that was developed by S&P® Dow Jones Indices LLC (“S&P®”) and was established on August 30, 2024. The underlying index employs a rules-based quantitative strategy that consists of a risk-adjusted approach based on volume-weighted average prices of E-Mini S&P 500 Futures (the “futures contract”) and is rebalanced on an intraday basis. The strategy includes an overall volatility-targeting feature, and the underlying index is subject to a 4.0% per annum daily decrement. For additional information about the S&P® 500 Futures 40% Intraday 4% Decrement VT Index, see the information set forth under “Annex A—S&P® 500 Futures 40% Intraday 4% Decrement VT Index” below.

The inception date for the underlying index was August 30, 2024. The information regarding the underlying index prior to August 30, 2024 is a hypothetical retrospective simulation calculated by the underlying index publisher, using the same methodology as is currently employed for calculating the underlying index based on historical data. Investors should be aware that no actual investment which allowed a tracking of the performance of the underlying index was possible at any time prior to August 30, 2024. Such data must be considered illustrative only.

Information as of market close on February 28, 2025:

Bloomberg Ticker Symbol:	SPXF40D4
Current Index Value:	2,523.62
52 Weeks Ago:	2,166.77
52 Week High (on 12/6/2024):	3,224.51
52 Week Low (on 4/19/2024):	1,993.65

The following graph sets forth the hypothetical retrospective and historical daily index closing values of the underlying index for the period from January 1, 2020 through February 28, 2025. The related table sets forth the hypothetical retrospective and historical high and low closing values, as well as end-of-quarter closing values, of the underlying index for each quarter in the same period. The index closing value of the underlying index on February 28, 2025 was 2,523.62. The underlying index was established on August 30, 2024. The information prior to August 30, 2024 is a hypothetical retrospective simulation calculated by the underlying index publisher and must be considered illustrative only. You should not take the historical values of the underlying index as an indication of its future performance, and no assurance can be given as to the index closing value of the underlying index on the determination date.

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Morgan Stanley Finance LLC

Jump Equity-Linked Partial Principal at Risk Securities with Auto-Callable Feature due March 2, 2028

Based on the Value of the S&P® 500 Futures 40% Intraday 4% Decrement VT Index

S&P® 500 Futures 40% Intraday 4% Decrement VT Index Daily Index Closing Values January 1, 2020* to February 28, 2025

* The underlying index was established on August 30, 2024. The information prior to August 30, 2024 is a hypothetical retrospective simulation calculated by the underlying index publisher and must be considered illustrative only.

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Morgan Stanley Finance LLC

Jump Equity-Linked Partial Principal at Risk Securities with Auto-Callable Feature due March 2, 2028

Based on the Value of the S&P® 500 Futures 40% Intraday 4% Decrement VT Index

S&P® 500 Futures 40% Intraday 4% Decrement VT Index	High	Low	Period End
2020
First Quarter	1,140.81	690.60	755.28
Second Quarter	1,085.85	725.49	935.13
Third Quarter	1,478.37	944.74	1,195.32
Fourth Quarter	1,384.84	1,045.21	1,384.84
2021
First Quarter	1,527.40	1,294.53	1,440.77
Second Quarter	1,822.36	1,489.65	1,822.36
Third Quarter	2,114.03	1,691.05	1,691.05
Fourth Quarter	2,352.48	1,678.77	2,299.00
2022
First Quarter	2,349.45	1,510.69	1,813.13
Second Quarter	1,865.97	1,151.69	1,174.78
Third Quarter	1,510.45	982.38	982.38
Fourth Quarter	1,213.50	978.58	1,109.67
2023
First Quarter	1,376.03	1,086.61	1,301.40
Second Quarter	1,647.11	1,216.54	1,647.11
Third Quarter	1,801.45	1,286.59	1,298.00
Fourth Quarter	1,827.05	1,132.39	1,806.96
2024
First Quarter	2,427.24	1,674.42	2,427.24
Second Quarter	2,633.19	1,993.65	2,561.96
Third Quarter	2,926.00	2,264.02	2,877.78
Fourth Quarter	3,224.51	2,706.01	2,749.71
2025
First Quarter (through February 28, 2025)	2,984.77	2,426.01	2,523.62

“S&P®” is a trademark of S&P® Global, Inc. For more information, see “Annex A—S&P® 500 Futures 40% Intraday 4% Decrement VT Index” below.

February 2025 Page 15

Morgan Stanley Finance LLC

Jump Equity-Linked Partial Principal at Risk Securities with Auto-Callable Feature due March 2, 2028

Based on the Value of the S&P® 500 Futures 40% Intraday 4% Decrement VT Index

Additional Terms of the Securities

Please read this information in conjunction with the terms on the front cover of this document.

Additional Terms:
If the terms described herein are inconsistent with those described in the accompanying product supplement, index supplement or prospectus, the terms described herein shall control.
Denominations:	$1,000 and integral multiples thereof
Interest:	None
Underlying index publisher:	S&P® Dow Jones Indices LLC or any successor thereof
Call right:	The securities are not subject to an issuer discretionary call right.
Postponement of maturity date and early redemption dates:

If any determination date is postponed due to a non-index business day or certain market disruption events so that it falls less than two business days prior to the relevant scheduled early redemption date or maturity date, as applicable, the early redemption date or maturity date, as applicable, will be postponed to the second business day following that determination date as postponed, and no adjustment will be made to any early redemption payment or the payment at maturity made on such postponed date.

Trustee:	The Bank of New York Mellon
Calculation agent:	MS & Co.
Issuer notice to registered security holders, the trustee and the depositary:

In the event that the maturity date is postponed due to postponement of the final determination date, the issuer shall give notice of such postponement and, once it has been determined, of the date to which the maturity date has been rescheduled (i) to each registered holder of the securities by mailing notice of such postponement by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (ii) to the trustee by facsimile, confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (iii) to The Depository Trust Company (the “depositary”) by telephone or facsimile, confirmed by mailing such notice to the depositary by first class mail, postage prepaid. Any notice that is mailed to a registered holder of the securities in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice. The issuer shall give such notice as promptly as possible, and in no case later than (i) with respect to notice of postponement of the maturity date, the business day immediately preceding the scheduled maturity date, and (ii) with respect to notice of the date to which the maturity date has been rescheduled, the business day immediately following the actual final determination date for determining the final index value.

In the event that the securities are subject to early redemption, the issuer shall, (i) on the business day following the applicable determination date, give notice of the early redemption and the early redemption payment, including specifying the payment date of the amount due upon the early redemption, (x) to each registered holder of the securities by mailing notice of such early redemption by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (y) to the trustee by facsimile confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (z) to the depositary by telephone or facsimile confirmed by mailing such notice to the depositary by first class mail, postage prepaid and (ii) on or prior to the early redemption date, deliver the aggregate cash amount due with respect to the securities to the trustee for delivery to the depositary, as holder of the securities. Any notice that is mailed to a registered holder of the securities in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice. This notice shall be given by the issuer or, at the issuer’s request, by the trustee in the name and at the expense of the issuer, with any such request to be accompanied by a copy of the notice to be given.

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, and to the depositary of the payment at maturity on or prior to 10:30 a.m. (New York City time) on the business day preceding the maturity date, and (ii) deliver the aggregate cash amount due with respect to the securities to the trustee for delivery to the depositary, as holder of the securities, on the maturity date.

February 2025 Page 16

Morgan Stanley Finance LLC

Jump Equity-Linked Partial Principal at Risk Securities with Auto-Callable Feature due March 2, 2028

Based on the Value of the S&P® 500 Futures 40% Intraday 4% Decrement VT Index

Additional Information About the Securities

Additional Information:
Minimum ticketing size:	$1,000 / 1 security
Tax considerations:

In the opinion of our counsel, Davis Polk & Wardwell LLP, the notes should be treated as “contingent payment debt instruments” for U.S. federal income tax purposes, as described in the section of the accompanying product supplement called “United States Federal Taxation—Tax Consequences to U.S. Holders.” Under this treatment, if you are a U.S. taxable investor, you generally will be subject to annual income tax based on the “comparable yield” (as defined in the accompanying product supplement) of the notes, adjusted upward or downward to reflect the difference, if any, between the actual and projected amount of the payments on the notes. Although it is not clear how the comparable yield should be determined for notes that may be automatically redeemed before maturity, our counsel has advised that it is reasonable to determine the comparable yield based on the stated maturity date. In addition, any gain recognized by U.S. taxable investors on the sale or exchange (including early redemption), or at maturity, of the notes generally will be treated as ordinary income. We have determined that the “comparable yield” for the notes is a rate of 4.5246% per annum, compounded semi-annually. Based on the comparable yield set forth above, the “projected payment schedule” for a note (assuming an issue price of $1,000) consists of a single projected amount equal to $1,143.3549 due at maturity.

You should read the discussion under “United States Federal Taxation” in the accompanying product supplement concerning the U.S. federal income tax consequences of an investment in the notes.

The following table states the amount of interest income (without taking into account any adjustment to reflect the difference, if any, between the actual and the projected amount of the contingent payment on a note) that will be deemed to have accrued with respect to a note for each accrual period (assuming a day count convention of 30 days per month and 360 days per year), based upon the comparable yield set forth above.

ACCRUAL PERIOD

INTEREST INCOME DEEMED TO ACCRUE DURING ACCRUAL PERIOD (PER NOTE)

TOTAL INTEREST INCOME DEEMED TO HAVE ACCRUED FROM ORIGINAL ISSUE DATE (PER NOTE) AS OF END OF ACCRUAL PERIOD

Original Issue Date through June 30, 2025

$14.4536

$14.4536

July 1, 2025 through December 31, 2025

$22.9500

$37.4036

January 1, 2026 through June 30, 2026

$23.4692

$60.8728

July 1, 2026 through December 31, 2026

$24.0001

$84.8729

January 1, 2027 through June 30, 2027

$24.5431

$109.4160

July 1, 2027 through December 31, 2027

$25.0983

$134.5143

January 1, 2028 through the Maturity Date

$8.8406

$143.3549

The comparable yield and the projected payment schedule are not provided for any purpose other than the determination of U.S. Holders’ accruals of interest income and adjustments thereto in respect of the notes for U.S. federal income tax purposes, and we make no representation regarding the actual amount of the payments that will be made on the notes.

If you are a non-U.S. investor, please also read the section of the accompanying product supplement called “United States Federal Taxation—Tax Consequences to Non-U.S. Holders.”

As discussed in the accompanying product supplement, Section 871(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% (or a lower applicable treaty rate) withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities (each, an “Underlying Security”). Subject to certain exceptions, Section 871(m) generally applies to securities that substantially replicate the economic performance of one or more Underlying Securities, as determined based on tests set forth in the applicable Treasury regulations (a “Specified Security”). However, pursuant to an Internal Revenue Service (“IRS”) notice, Section 871(m) will not apply to securities issued before January 1, 2027 that do not have a delta of one with respect to any Underlying Security. Based on our determination that the notes do not have a delta of one with respect to any Underlying Security, our counsel is of the opinion that the notes should not be Specified Securities and, therefore, should not be subject to Section 871(m). Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an

February 2025 Page 17

Morgan Stanley Finance LLC

Jump Equity-Linked Partial Principal at Risk Securities with Auto-Callable Feature due March 2, 2028

Based on the Value of the S&P® 500 Futures 40% Intraday 4% Decrement VT Index

Underlying Security. If withholding is required, we will not be required to pay any additional amounts with respect to the amounts so withheld. You should consult your tax adviser regarding the potential application of Section 871(m) to the notes.

You should consult your tax adviser regarding all aspects of the U.S. federal income tax consequences of an investment in the notes, as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

The discussion in the preceding paragraphs under “Tax considerations” and the discussion contained in the section entitled “United States Federal Taxation” in the accompanying product supplement, insofar as they purport to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitute the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of an investment in the notes.

Use of proceeds and hedging:

The proceeds from the sale of the securities will be used by us for general corporate purposes. We will receive, in aggregate, $1,000 per security issued, because, when we enter into hedging transactions in order to meet our obligations under the securities, our hedging counterparty will reimburse the cost of the agent’s commissions. The costs of the securities borne by you and described beginning on page 4 above comprise the agent’s commissions and the cost of issuing, structuring and hedging the securities.

On or prior to the pricing date, we expect to hedge our anticipated exposure in connection with the securities by entering into hedging transactions with our affiliates and/or third-party dealers. We expect our hedging counterparties to take positions in the futures contracts, in the stocks constituting the indices referenced by the futures contracts, in futures and/or options contracts on the underlying index, the futures contracts or the stocks constituting the indices referenced by the futures contracts listed on major securities markets or positions in any other available securities or instruments that they may wish to use in connection with such hedging. Such purchase activity could increase the value of the underlying index on the pricing date, and, therefore (i) the values at or above which the underlying index must close on the determination dates so that the securities are redeemed prior to maturity for the early redemption payment and (ii) the value above which the underlying index must close on the final determination date, if the securities are not redeemed prior to maturity, so that you would receive at maturity a payment that exceeds the stated principal amount of the securities. In addition, through our affiliates, we are likely to modify our hedge position throughout the term of the securities, including on the determination date, by purchasing and selling the stocks constituting the underlying index, futures or options contracts on the underlying index or its component stocks listed on major securities markets or positions in any other available securities or instruments that we may wish to use in connection with such hedging activities. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the determination date approaches. We cannot give any assurance that our hedging activities will not affect the value of the underlying index, and, therefore, adversely affect the value of the securities or the payment you will receive at maturity. For further information on our use of proceeds and hedging, see “Use of Proceeds and Hedging” in the accompanying product supplement.

Additional considerations:

Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the securities, either directly or indirectly.

Supplemental information regarding plan of distribution; conflicts of interest:

Selected dealers, which may include our affiliates, and their financial advisors will collectively receive from the agent a fixed sales commission of $37.50 for each security they sell.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the securities.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account. See “Plan of Distribution (Conflicts of Interest)” and “Use of Proceeds and Hedging” in the accompanying product supplement.

Validity of the securities:

In the opinion of Davis Polk & Wardwell LLP, as special counsel to MSFL and Morgan Stanley, when the securities offered by this pricing supplement have been executed and issued by MSFL, authenticated by the trustee pursuant to the MSFL Senior Debt Indenture (as defined in the accompanying prospectus) and delivered against payment as contemplated herein, such securities will be valid and binding obligations of MSFL and the related guarantee will be a valid and binding obligation of Morgan Stanley, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above and (ii) any provision of the MSFL Senior Debt Indenture that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the amount of Morgan Stanley’s obligation under the related

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Jump Equity-Linked Partial Principal at Risk Securities with Auto-Callable Feature due March 2, 2028

Based on the Value of the S&P® 500 Futures 40% Intraday 4% Decrement VT Index

guarantee. This opinion is given as of the date hereof and is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the MSFL Senior Debt Indenture and its authentication of the securities and the validity, binding nature and enforceability of the MSFL Senior Debt Indenture with respect to the trustee, all as stated in the letter of such counsel dated February 26, 2024, which is Exhibit 5-a to Post-Effective Amendment No. 2 to the Registration Statement on Form S-3 filed by Morgan Stanley on February 26, 2024.

Where you can find more information:

Morgan Stanley and MSFL have filed a registration statement (including a prospectus, as supplemented by the product supplement for Equity-Linked Partial Principal at Risk Securities and the index supplement) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. You should read the prospectus in that registration statement, the product supplement for Equity-Linked Partial Principal at Risk Securities, the index supplement and any other documents relating to this offering that Morgan Stanley and MSFL have filed with the SEC for more complete information about Morgan Stanley, MSFL and this offering. When you read the accompanying product supplement and index supplement, please note that all references in such supplements to the prospectus dated November 16, 2023, or to any sections therein, should refer instead to the accompanying prospectus dated April 12, 2024 or to the corresponding sections of such prospectus, as applicable. You may get these documents without cost by visiting EDGAR on the SEC web site at.www.sec.gov. Alternatively, Morgan Stanley, MSFL, any underwriter or any dealer participating in the offering will arrange to send you the product supplement for Equity-Linked Partial Principal at Risk Securities, index supplement and prospectus if you so request by calling toll-free 800-584-6837.

You may access these documents on the SEC web site at www.sec.gov as follows:

Product Supplement for Equity-Linked Partial Principal at Risk Securities dated November 16, 2023

Index Supplement dated November 16, 2023

Prospectus dated April 12, 2024

Terms used but not defined in this document are defined in the product supplement for Equity-Linked Partial Principal at Risk Securities, in the index supplement or in the prospectus.

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Annex A— S&P® 500 Futures 40% Intraday 4% Decrement VT Index

Overview

The S&P® 500 Futures 40% Intraday 4% Decrement VT Index (the “underlying index”) is a rules-based, long-only index that was developed by S&P® Dow Jones Indices LLC and was established on August 30, 2024. The underlying index employs a rules-based quantitative strategy that consists of a risk-adjusted approach based on volume-weighted average prices (“VWAPs”) of E-Mini S&P 500 Futures (the “futures contract”) and is rebalanced on an intraday basis. The strategy includes an overall volatility-targeting feature, and the underlying index is subject to a 4.0% per annum daily decrement.

Underlying Index Strategy

The underlying index was developed to provide rules-based exposure to unfunded, rolling positions in the futures contract, with a maximum exposure to the futures contract of 400%.

E-mini S&P 500 Futures

E-mini S&P 500 Futures are U.S. dollar-denominated futures contracts, based on the S&P 500® Index, traded on the Chicago Mercantile Exchange (the “CME”), representing a contract unit of $50 multiplied by the level of the S&P 500® Index, measured in cents per index point.

E-mini S&P 500 Futures contracts listed for the nearest nine quarters, for each March, June, September and December, and the nearest three Decembers are available for trading. Trading of the E-mini S&P 500 Futures contracts terminates at 9:30 A.M. Eastern time on the third Friday of the contract month.

The daily settlement prices of the E-mini S&P 500 Futures contracts are based on trading activity in the relevant contract (and in the case of a lead month also being the expiry month, together with trading activity on lead month-second month spread contracts) on the CME during a specified settlement period. The final settlement price of the futures contract is based on the opening prices of the component stocks in the S&P 500® Index, determined on the third Friday of the contract month. For more information on the S&P 500® Index, see “S&P® U.S. Indices—S&P 500® Index” in the accompanying index supplement.

Underlying Index Closing Level Calculation

On any day on which the level of the index is calculated (an “index calculation day”), the closing level of the underlying index will equal the sum of the cumulative return of the futures contract from the previous index calculation day to the current index calculation day (the “cumulative futures contract return”) and the closing level of the underlying index on the previous index calculation day minus a 4.0% per annum daily decrement (see “Decrement Deduction”).

The cumulative futures contract return from day t-1 to day t is calculated using hourly, volume-weighted data as follows:

(1)The product of (a) the VWAP of the futures contract calculated using execution window #1 on day t minus the VWAP of the futures contract calculated for execution window #7 with respect to the prior index calculation day (day t-1) and (b) the number of futures contract units as of the final observation window on day t-1; and

(2)The sum of the product of (a) the VWAP of the futures contract calculated using execution window i on day t minus the VWAP of the futures contract calculated for the prior execution window i-1 on day t and (b) the number of futures contract units as of the prior observation window i-1 with respect to each of execution windows #2-7.

At the end of each execution window on an index calculation day, the intraday underlying index level is calculated as follows:

With respect to execution window i=1 on day t

The sum of:

(1)The product of (a) the VWAP of the futures contract calculated using the first execution window on day t minus the VWAP of the futures contract calculated for execution window #7 with respect to the prior index

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calculation day (day t-1) and (b) the number of futures contract units as of the final observation window on day t-1; and

(2)the closing level of the underlying index with respect to day t-1.

With respect to execution windows i=2 through i=6 on day t

The sum of:

(1)The product of (a) the VWAP of the futures contract calculated using the first execution window on day t minus the VWAP of the futures contract calculated for execution window #7 with respect to the prior index calculation day (day t-1) and (b) the number of futures contract units as of the final observation window on day t-1;

(2)the closing level of the underlying index with respect to day t-1; and

(3)the sum of the product of (a) the VWAP of the futures contract calculated for execution window i minus the VWAP of the futures contract calculated for the prior execution window i-1 and (b) the number of futures contract units as of the prior observation window i-1 for each of the execution windows on day t from and including execution window #2 through and including execution window i.

With respect to execution window i=7 on day t

The intraday index level with respect to execution window #7 on day t will be equal to the closing level of the underlying index with respect to day t.

Volume-Weighted Average Price (“VWAP”)

The closing level of the underlying index is in part calculated based on VWAPs of the futures contract calculated during different windows of time on the relevant index calculation days. The VWAP for the futures contract over a specific observation window is calculated by taking the sum of the products of (i) the price of a trade and (ii) the volume of such trade for all trades that occur within such observation window, and then dividing such sum by the total volume of trades that occur within the applicable observation window.

VWAP Observation and Execution Windows

For a scheduled full trading day, the VWAP observation and execution windows are defined as:

Window ID	Observation Window	Execution Window
1	10:00:00 to 10:05:00	09:55:00 to 10:15:00
2	11:00:00 to 11:05:00	10:55:00 to 11:15:00
3	12:00:00 to 12:05:00	11:55:00 to 12:15:00
4	13:00:00 to 13:05:00	12:55:00 to 13:15:00
5	14:00:00 to 14:05:00	13:55:00 to 14:15:00
6	15:00:00 to 15:05:00	14:55:00 to 15:15:00
7	15:55:00 to 16:00:00	15:55:00 to 16:00:00

For a scheduled full early close day, the VWAP observation and execution windows are defined as:

Window ID	Observation Window	Execution Window
1	12:55:00 to 13:00:00	12:55:00 to 13:00:00

All windows described above are in Eastern Time.

For VWAP calculations, trades that occur at times greater than or equal to the start time in a window and before the end time of the window are considered to have occurred within such window.

Calculating the Number of Futures Contract Units

When calculating the cumulative futures contract return, the number of futures contract units in the relevant observation window is calculated based on whether or not such observation window occurs on a day that is five business days prior to the expiry date of the current futures contract (an “index futures contract roll date”).

If day is not an index futures contract roll date, then:

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the number of futures contract units as of observation window on day will be equal to where,

= The weight determined on day at the final observation window

= The weight determined on day at observation window

If day is an index futures contract roll date, then:

for each observation window on day , except for the final observation window that occurs on such day, the number of futures contract units will be calculated as if day were not an index futures contract roll date.

However, when day is an index futures contract roll date, the number of futures contract units with respect to the final observation will be calculated as follows:

where,

= The number of units of the rolling-out futures contract as of the final observation window N on day

= The VWAP of the rolling-out futures contract calculated using execution window N - 1 on day

= The VWAP of the rolling-out futures contract calculated using execution window N on day

= The VWAP of the rolling-in futures contract calculated using execution window N on day

The weight used to calculate the number of futures contract units in an observation window is based on the target volatility level for the underlying index and the realized volatility of the futures contract. There is a 35% cap on the change in weight from the weight used in the prior observation window, whether such change is positive or negative.

Decrement Deduction

The underlying index applies a 4.0% per annum daily decrement that will adversely affect the performance of the underlying index in all cases, regardless of whether the underlying index appreciates or depreciates. The decrement feature is applied so that 4.0% per annum is deducted daily from the closing level of the underlying index. The decrement is applied daily after any leverage has been applied. Because of the deduction of the decrement, the underlying index will underperform the performance of an identical index without such a decrement feature.

Volatility Targeting

On a daily basis, the underlying index’s exposure to the futures contract is adjusted in an effort to seek a target volatility of 40%. If the volatility level of the underlying index is less than the target volatility of 40%, the underlying index will employ leveraged exposure of up to four times (meaning the underlying index can have up to 400% exposure to the futures contract) to seek to achieve the target volatility. Under no circumstances will the underlying index employ exposure of greater than 400% to the futures contract. If the volatility level of the underlying index is above 40%, the underlying index’s exposure to the futures contract will be reduced to be less than 100% in an effort to seek the target volatility of 40%.

Intraday Rebalancing

The underlying index is rebalanced on an intraday basis, meaning that it is rebalanced at the end of each execution window that occurs on an index calculation day. Certain market disruption events, such as an unscheduled full-day market closure, may affect the timing of a rebalancing so that such rebalancing instead occurs on the next business day on which all necessary data is available.

Overview of Futures Markets

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Futures contracts are traded on regulated futures exchanges, in the over-the-counter market and on various types of electronic trading facilities and markets. As of the date of this document, the futures contract is an exchange-traded futures contract. A futures contract provides for a specified settlement month in which the cash settlement is made by the seller (whose position is therefore described as “short”) and acquired by the purchaser (whose position is therefore described as “long”).

No purchase price is paid or received on the purchase or sale of a futures contract. Instead, an amount of cash or cash equivalents must be deposited with the broker as “initial margin.” This amount varies based on the requirements imposed by the exchange clearing houses, but it may be lower than 5% of the notional value of the contract. This margin deposit provides collateral for the obligations of the parties to the futures contract.

By depositing margin, which may vary in form depending on the exchange, with the clearing house or broker involved, a market participant may be able to earn interest on its margin funds, thereby increasing the total return that it may realize from an investment in futures contracts. However, the underlying index is not a total return index and does not reflect interest that could be earned on funds notionally committed to the trading of futures contracts.

At any time prior to the expiration of a futures contract, a trader may elect to close out its position by taking an opposite position on the exchange on which the trader obtained the position, subject to the availability of a liquid secondary market. This operates to terminate the position and fix the trader’s profit or loss. Futures contracts are cleared through the facilities of a centralized clearing house and a brokerage firm that is a member of the clearing house.

Futures exchanges may adopt rules and take other actions that affect trading, including imposing speculative position limits, maximum price fluctuations and trading halts and suspensions and requiring liquidation of contracts in certain circumstances.

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